UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(Address of Principal Executive Offices)

(908) 987-3002

(Registrant’s Telephone Number)

194 Candelaro Drive, # 233

Humacao, PR 00791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Pursuant to requests from holders of the Company’s public warrants (the “Public Warrants”), Aspire Biopharma Holdings, Inc. (the “Company”) wanted to clarify the terms of the Company’s public warrants which trade under the symbol “ASPBW”. The Warrants were originally issued on February 23, 2022 in connection with the initial public offering of Power Up Acquisition Corp. which was the Company’s predecessor. The Warrants had an initial exercise price which was $11.50 per share subject to adjustment in certain events including a consolidation of the Company’s outstanding shares. On January 16, 2026, the Company affected a reverse stock split of 1 for 30 and on May 11, 2026, the Company effected an additional reverse split of its common stock in a ratio of 40-1. As a result of the two reverse splits, the Warrants now have an exercise price of $13,800 per share and a ratio of 1,200 Warrants to purchase one share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026

Aspire Biopharma Holdings, Inc.

By:	/s/ Kraig T. Higginson
Name:	Kraig T. Higginson
Title:	Chief Executive Officer and Chairman